CEOcast

6-month Investor Program

CEOcast, Inc. hereby commits to perform the following services on behalf of the client:

- Interview in audio and text format maintained on CEOcast through the end of 2004 with a link to Company's Web Site.
- Research coverage of the company in CEOcast's weekly newsletter.
- Interview featured on CEOcast Home Page for all Registrants who request information on your Sector/Industry.
- Leads: CEOcast provides Company with leads from individuals who have requested more information on the Company after listening/reading interview on our Site.
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- The writing and distribution of the company's press releases.
- Profile of key products/services maintained on Company Page.
- All press releases maintained on Company Page.
- Meetings with select brokers and fund managers.
- 30% discount on all press releases distributed through PRNewswire.

Please return this form and forward a check for $10,000 and arrange for the transfer of 300,000 shares of the company's common stock by March 15 2005 or pay $ 30,000 in cash. Company represents that it will register such shares, at its expense, in the next registration statement of its securities. Company shall also pay Consultant $10,000 on or before April 1,2005. Please make check payable to CEOcast, Inc. Address 55 John Street, 11th Floor, New York, NY 10038

Signed: [signature] Date: 1/5/05 Print Name: George A Jensen Title: Chairman/CEO

Contact: George Jensen

Company Name: USA Technologies Stock Symbol (if applicable): USTT

Address: 100 Deerfield Lane, Suite 110 Malvern, PA 19355

Phone: 610-989-0340 Fax: 610-989-0344 E-mail: gjensen@usatech.com